UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  April 1, 2002
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                      Logistics Management Resources, Inc.

              ---------------------------------------------------
              Exact Name of Registrant as Specified in its Charter


         Colorado                  33-9640-LA                 68-0133692
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State or other Jurisdiction     Commission File               IRS Employer
of Incorporation                Number                        Identification
                                                                Number



               10602 Timberwood Circle, Louisville, Kentucky 40203
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            Address of Principal Executive Office, Including Zip Code

                                 (503) 339-4000
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               Registrant's Telephone Number, Including Area Code




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ITEM 2.  ACQUISITION OF ASSETS

         On April 1, 2002, the Company completed the acquisition of Interstate University, Inc ("Interstate"). Located in Evansville, Indiana, Interstate is engaged in the business of educating and training individuals to drive commercial trucks. The acquisition was affected through the purchase of ninety-nine percent (99%) of Interstate's issued and outstanding common stock (the "Shares") from Midwest Merger Management, LLC, a Kentucky limited liability company ("Midwest"). Consideration for the purchase price of $200,000 was given in the form of a promissory note, payable over five years, commencing on the first anniversary date of the closing, with interest at the rate of 4% per annum, secured by a pledge of the Shares. Midwest also has the right, upon default of the Company, to return all payments made toward the purchase, with interest, and retain the Shares. As additional consideration, Interstate will receive earnout payments equal to 10% of Interstate's net income through December 31, 2006. Also, Midwest retains ownership of preferred stock which carry no economic rights, but control the election of Interstate's Board of Directors.

         Midwest is partially owned by Shari Huff, its President, whose husband, Anthony Huff, own 3,250,000 shares of the Company's common stock and is the Trustee of The Huff Grandchildren Trust, which owns 200,000 shares of the Company's Series C Preferred Stock , with voting rights equivalent to 20,000,000 shares of common stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(c) Exhibits    The following exhibits are filed herewith;

EXHIBIT
NUMBER            DESCRIPTION                     LOCATION

10.1              Stock Purchase Agreement        Filed herewith electronically
10.2              Stock Pledge Agreement          Filed herewith electronically
10.3              Promissory Note                 Filed herewith electronically
10.4              Option Agreement                Filed herewith electronically

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 12, 2002

                                     Logistics Management Resources, Inc.


                                     By:  /s/ Dan Pixler
                                        ------------------------
                                          Dan Pixler, President